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                                                                     Exhibit 5.1

                            KELLEY DRYE & WARREN LLP
                                 101 Park Avenue
                            New York, New York 10178



                                                      September 12, 2000




Viatel, Inc.
Viatel Financing Trust I
685 Third Avenue
New York, New York  10017

            Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special counsel to Viatel, Inc., a Delaware corporation (the "Company"), and Viatel Financing Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement being hereinafter referred to as the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on the date hereof with respect to the registration under the Securities Act of 1933, as amended (the "Act"), (i) by the Trust of 3,600,000
7 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"); (ii) by the Company of its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Convertible Preferred Securities pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), (iii) by the Company of $180,000,000 aggregate principal amount of its 7 3/4% Convertible Junior Subordinated Debentures due April 15, 2015 (the "Convertible Debentures") and (iv) by the Company of such number of shares of common stock of the Company, par value $0.01 per share ("Company Common Stock"), as are issuable upon conversion of the Convertible Debentures and such indeterminate number of shares of Company Common Stock as may be issuable pursuant to certain anti-dilution adjustments.

      The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of April 12, 2000 (the "Declaration"), among Michael J. Mahoney, Allan L. Shaw and James P. Prenetta, as regular trustees, The Bank of New York, as trustee (the "Institutional Trustee"), The Bank of New York (Delaware), as Delaware trustee and the Company, as sponsor and debenture issuer.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.


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      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of April 6, 2000 (the "Registration Rights Agreement"), among the Company, the Trust and Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Banc of America Securities LLC; (iii) an executed copy of the Indenture, dated as of April 12, 2000, between The Bank of New York, as trustee, and the Company; (iv) the form of the Convertible Preferred Securities and a specimen certificate thereof; (v) the form of the Convertible Debentures and a specimen certificate thereof; (vi) the Guarantee Agreement; (vii) the Amended and Restated Certificate of Incorporation and Third Amended and Restated By-Laws of the Company; (viii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on March 30, 2000; and (ix) the Declaration. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The documents referred to in clauses (ii), (iii), (vi), (viii) and (ix) are hereinafter referred to as the "Operative Documents".

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

      Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law (the "DGCL") and the Business Trust Act of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Convertible Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of the Convertible Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We note that the holders of the Convertible Preferred Securities may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing the Convertible Preferred Securities and the issuance of replacement certificates representing the Convertible Preferred Securities, and (B) to provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.


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      2. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid, legal and binding agreement of the Company in favor of the holders of Convertible Preferred Securities, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(b) we express no opinion regarding the enforceability or effect of Section 8.2 of the Guarantee Agreement.

      3. The Convertible Debentures have been duly authorized, executed, issued and delivered by the Company, and constitute valid, legal and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) we express no opinion regarding the enforceability or effect of
Section 6.7 of the Indenture.

      4. The shares of Company Common Stock initially issuable upon conversion of the Convertible Subordinated Debentures have been duly authorized and reserved for issuance by the Company and, if and when issued, upon conversion of the Convertible Subordinated Debentures in accordance with the provisions of the Indenture, at conversion prices at or in excess of the par value of such shares of Company Common Stock, such shares of Company Common Stock will be validly issued, fully paid and nonassessable.

      5. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                    Very truly yours,

                                    /s/ KELLEY DRYE & WARREN LLP